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                                 EXHIBIT NO. 21

           LIST OF SUBSIDIARIES OF GRANITE CONSTRUCTION INCORPORATED


                                                                                     Name Under Which
Subsidiary                                 State of Incorporation                    Subsidiary Does Business
----------                                 ----------------------                    ------------------------
Granite Construction Company               California                                Granite Construction Company

GILC Incorporated                          California                                GILC Incorporated





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